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                                                                     Exhibit 3.4

                                    BYLAWS

                                      OF

                             THE WESTBOROUGH BANK


                                   ARTICLE I

                                 ORGANIZATION

      The name of this bank is "The Westborough Bank" (the "Bank"). The Bank shall have and fully exercise all powers and authority, both express and implied, available to it under applicable law.

                                  ARTICLE II

                                    OFFICES

      2.1 PRINCIPAL OFFICE. The principal office of the Bank shall be located at 100 E. Main Street, Westborough, Massachusetts and may be changed from time to time by the Board of Directors of the Bank, subject, however, to compliance with the provisions of Section 2 of Chapter 167C of the Massachusetts General Laws, or successor statute.

      2.2 ADDITIONAL OFFICES. The Bank may have such additional offices, either within or without the Commonwealth of Massachusetts, as the Board of Directors may from time to time designate or the business of the Bank may require, subject, however, to compliance with the provisions of Section 3 of Chapter 167C of the Massachusetts General Laws, or successor statute, and to the approval of the Federal Deposit Insurance Corporation (the "FDIC") to the extent required by law.

                                  ARTICLE III

                                 STOCKHOLDERS

      3.1 ANNUAL MEETING. The annual meeting of the stockholders of the Bank shall be held on the third Thursday in January of each year or on such other day (other than a legal holiday or day of religious significance) as the Board of Directors shall designate. The time and place of the annual meeting shall be designated by the Board of Directors.

      3.2 SPECIAL MEETING. Special meetings of stockholders of the Bank may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directorships (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) (the "Whole Board"), (provided, however, that if there is an Interested Stockholder, any such call by the Board of Directors shall also require the affirmative vote of a majority of the Disinterested Directors then
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in office). Special meetings shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least 80% in interest of the capital stock entitled to vote at such meeting. Application to a court pursuant to Section 34(b) of Chapter 156B (the "Massachusetts Business Corporation Law") of The General Laws of The Commonwealth of Massachusetts (or successor provisions) requesting the call of a special meeting of stockholders because none of the officers is able and willing to call such a meeting may be made only by stockholders who hold at least 80% in interest of the capital stock entitled to vote at such meeting. At a special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been stated in the written notice of the special meeting, unless otherwise provided by law. As used in these Bylaws, the terms "Interested Stockholder" and "Disinterested Director" shall have the same respective meanings assigned to them in the Charter. Any determination of beneficial ownership of securities under these Bylaws shall be made in the manner specified in the Charter.

      3.3 PLACE OF MEETING. The Board of Directors may designate the place of meeting for any meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal executive offices of the Bank.

      3.4 NOTICE OF MEETING. A written notice of all annual and special meetings of stockholders stating the hour, date, place and purposes of such meetings shall be given by the Clerk or an Assistant Clerk (or other person authorized by these Bylaws or by law) not less than seven days nor more than fifty days before the meeting to each stockholder entitled to vote thereat or to each stockholder who, under the Charter or under these Bylaws, is entitled to such notice by mailing it addressed to such stockholder at the address of such stockholder as it appears on the stock transfer books of the Bank. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid. In the case of a special meeting the notice shall also state the purpose or purposes thereof. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

      3.5 WAIVER OF NOTICE. Notice of any stockholders' meeting may be waived in writing by any stockholder either before or after the time stated therein for convening of the meeting, and, if any person present in person or by proxy at a stockholders' meeting does not protest, prior to or at the commencement of the meeting, the lack of proper notice, such person shall be deemed to have waived notice of such meeting.

      3.6 QUORUM AND ADJOURNMENT. Except as otherwise provided by law or by the Charter, the holders of a majority of the voting power of the then outstanding shares of the Bank entitled to vote generally in the election of directors (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such business. The chairman of the meeting or a majority of the voting power of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or in the case of specified business to be voted on as a class or series, the chairman or a majority of the shares of such class or


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series so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

      3.7 PROXIES. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk of the Bank at any meeting or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Bank receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

      3.8   NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

            A.    ANNUAL MEETINGS OF STOCKHOLDERS

            1. Nominations of persons for election to the Board of Directors of the Bank and the proposal of business to be considered by the stockholders at an annual meeting of the stockholders may be made (a) pursuant to the Bank's notice of meeting delivered pursuant to Section 3.4 of these Bylaws, (b) by or at the direction of the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board (unless there is an Interested Stockholder, in which case the affirmative vote of a majority of the Disinterested Directors then in office shall also be required) or
      (c) by any stockholder of the Bank who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of paragraph (A) of this Section 3.8 and who was a stockholder of record at the time such notice is delivered to the Clerk of the Bank

            2. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph
      (A)(1) of this Section 3.8, the stockholder must have given timely notice thereof in writing to the Clerk of the Bank. To be timely, a stockholder's notice shall be delivered to the Clerk at the principal executive offices of the Bank not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to regulations promulgated by the FDIC pursuant to the


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      Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Bank's books, and of such beneficial owner and (ii) the class and number of shares of the Bank which are owned beneficially and of record by such stockholder and such beneficial owner.

            B. SPECIAL MEETING OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Bank's notice of meeting pursuant to Section 3.4 of these Bylaws.

            C.    GENERAL.

            1. Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws.

            2. Except as otherwise provided by law, the Charter or these Bylaws, the President of the Bank as chairman of the meeting shall have the power, and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded.

            3. Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in those Bylaws. Nothing in these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Bank's proxy statement pursuant to rules promulgated under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

      3.9 PROCEDURE FOR ELECTION OF DIRECTORS: REQUIRED VOTE. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot, and except as otherwise set forth in the Charter with respect to the right of the holders of any series of Preferred Stock or any other series or class of stock to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect the directors. Except as otherwise provided by law, the Charter or these Bylaws, all matters submitted to the stockholders at any meeting shall be decided by the affirmative vote of a majority of the shares present in person or


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represented by proxy at the meeting and entitled to vote on the matter and shall be the act of the stockholders.

      3.10 NO STOCKHOLDER ACTION BY WRITTEN CONSENT. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Charter to elect additional directors under specific circumstances or to consent to specific actions taken by the Bank, any action required or permitted to be taken by the stockholders of the Bank must be effected at an annual or special meeting of stockholders of the Bank and may not be effected by any consent in writing by such stockholders.

                                  ARTICLE IV

                              BOARD OF DIRECTORS

      4.1 GENERAL POWERS. The business and affairs of the Bank shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Bank and do all such lawful acts and things as are not by law or by the Charter or by these Bylaws required to be exercised or done by the stockholders.

      4.2 COMPOSITION AND TERM. The Board of Directors shall be composed of: (a) those persons designated in the Charter of the Bank, such persons to serve as directors until the respective expiration dates of their terms as set forth therein and until their successors are elected and qualified and (b) as such terms expire, those persons who are elected as directors from time to time as provided herein. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Charter to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board (provided that if at the time of such action there is an Interested Stockholder, a majority vote of the Disinterested Directors then in office shall also be required), but shall consist of not more than twenty-five nor less than seven directors. The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Charter, shall be divided into three classes as nearly equal in number as possible, and designated as Class I, Class II and Class III. Members of each Class shall hold office until their successors shall have been duly elected and qualified. At each succeeding annual meeting of stockholders of the Bank, the successors of the Class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, and until their successors are elected and qualified. Additional directors may be elected in any fiscal year by vote of a majority of the directors then in office. No person shall be elected or re-elected as a Director for a term extending beyond his or her 75th birthday.

      Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in


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office, though less than a quorum, (provided, however, that if there is an
Interested Stockholder, any such action by the Board of Directors shall also require the affirmative vote of a majority of the Disinterested Directors then in office) and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      4.3 QUALIFICATION. Each director shall have such qualifications as are required by applicable law. Each director shall own, in his or her own right and free of any lien or encumbrance, common stock, either of the Bank or of a company owning seventy-five percent of the stock of the Bank, having a par value, or a fair market value on the date the person became a director, of not less than $1,000. Any director who ceases to be the owner of the required number of shares of stock, or who becomes in any other manner disqualified, shall vacate his or her office forthwith. Each director, when appointed or elected, shall take an oath that he or she will faithfully perform the duties of his or her office and that he or she is the owner, in his or her own right and free of any lien or encumbrance, of the amount of stock required by this Section 4.3. To the extent required by law, members of the Board of Directors shall be citizens and residents of the Commonwealth of Massachusetts.

      4.4 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without notice other than these Bylaws immediately after, and at the same place as, each annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without notice other than such resolution.

      4.5 SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, if one is elected, the President, or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

      4.6 NOTICE. Notice of any special meeting shall be given to each director at his or her business or residence in writing by hand delivery, first class or overnight mail or courier service, telegram or facsimile transmission or orally by telephone communication. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by telegram, overnight mail, or courier service such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or its notice is delivered to the overnight mail or courier service company at least twenty-four hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twenty-four hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twelve hours prior to the time set for the meeting. Neither business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Article 12 of these Bylaws. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting as provided in Section 4.7 of these Bylaws.


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      4.7 WAIVER OF NOTICE. Notice of any directors' meeting may be waived in writing by all the directors and, if any director present at a directors' meeting does not protest prior to or at the commencement of the meeting the lack of proper notice, he or she shall be deemed to have waived notice of such meeting.

      4.8 QUORUM. A majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

      4.9 VACANCIES. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Charter to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, unless there is an Interested Stockholder, in which case such vacancy may only be filled by vote of a majority of the Distinterested Directors then in office. A director so elected shall hold office for a term continuing until the next election of directors by the stockholders. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

      4.10 PRESUMPTION OF ASSENT. A director of the Bank who is present at a meeting of the Board of Directors at which action on any Bank matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the Clerk of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Clerk of the Bank within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

      4.11 MANNER OF PARTICIPATION. Members of the Board of Directors or of committees elected by the Board pursuant to Section 4.15 may participate in meetings of the Board or such committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person but shall not constitute attendance for the purpose of compensation pursuant to Section 4.12 or Section 5.8, unless the Board of Directors by resolution so provides.

      4.12 COMPENSATION OF DIRECTORS. The Board of Directors shall have authority to fix fees of directors, including a reasonable allowance for expenses actually incurred in connection with their duties.

      4.13 RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the principal executive office of the Bank addressed to the Chairman of the Board, the Chief Executive Officer or the Clerk. Unless the resigning director otherwise specifies in the notice


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of resignation, such resignation shall take effect upon receipt by the Chairman of the Board, the Chief Executive Officer or the Clerk.

      4.14 COMMITTEES. In addition to the Executive Committee referred to in
Article 5 of these Bylaws and the Audit Committee referred to in Section 4.15 hereof, the Board of Directors may, by resolution adopted by a majority of the Whole Board, designate one or more additional committees, each such additional committee to consist of those directors elected by the Board of Directors. The Board of Directors may elect one or more directors as alternate members of any such committee, who may take the place of any absent member or members at a meeting of such committee.

            If a member of any such committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by unanimous vote, appoint another member of the Board of Directors to act at the meeting in place of an absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise, when the Board of Directors is not in session, all the powers and authority of the Board of Directors in the direction of the Bank, except action in respect to dividends to stockholders, election of the principal officers, the filling of vacancies in the Board of Directors or committees created pursuant to the authority set forth in this section, the amendment of the Charter of the Bank, or the amendment of these Bylaws.

            Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise specified in the resolution of the Board of Directors designating the committee, the majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and (the vote of the majority of the members of the committee present at any meeting of which there is a quorum shall be the act of the committee. Each such committee shall keep regular minutes of its meetings and report the same to the Board of Directors, when required.

      4.15 AUDIT COMMITTEE. The Board of Directors shall, by resolution adopted by a majority of the Whole Board, designate certain directors of the Bank to constitute an Audit Committee, none of whom shall be an operating officer of the bank. The Board of Directors shall cause an annual audit to be made of the financial statements of the Bank by certified public accountants under the supervision of such Audit Committee, as of a date to be determined by such Committee. The Audit Committee shall perform such other functions as a duly adopted resolution of the Board of Directors may provide.

      4.16 REMOVAL. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in any certificate of establishment with respect thereto to elect additional Directors under specific circumstances, any Director may be removed from office at any time, but only for cause and only by the affirmative vote of (i) two-thirds of the Whole Board or (ii) the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of the Voting Stock, voting together as a single class. At least thirty days prior to such meeting of the Board of Directors or the stockholders, as applicable, written notice shall be sent to the Director whose removal will be considered at such meeting.


                                      -8-
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                                   ARTICLE V

                              EXECUTIVE COMMITTEE

      5.1 COMPOSITION. The Executive Committee shall consist of six directors, one of whom shall be the President who shall preside, subject to the limitations provided by law. The Committee shall elect a Clerk of the Executive Committee who may but need not be member thereof; and, in the case of his or her absence or disability, the Committee or the President may appoint a person to serve as Clerk PRO TEM. Such Clerk shall be subject to the duties and requirements provided by law.

      5.2 POWERS OF THE EXECUTIVE COMMITTEE. The Executive Committee shall make the investment of all the funds of the Bank and shall have charge of, and the power to sell, or authorize the sale of all property held by it. The Committee also shall have charge of the Bank building and all equipment used or owned by the Bank, and shall have authority to purchase any necessary equipment or to make any necessary repairs. It shall approve all loans made, shall make all changes in the property or security pledged, or the rates of interest charged therfor, and all purchases of bonds, stocks, and notes, and in general shall make and change all investment of the funds of the Bank under such limitations as are prescribed by law. The Committee shall direct the Treasurer to collect, by suit or otherwise, all monies due the Bank when its interest so requires, and shall exercise general supervision and control of all matters pertaining to property of the Bank, subject always to direction of the directors and to the provisions of law.

      In addition to the powers and duties provided by law, the Executive Committee shall exercise general supervision and control in all matters pertaining to the interests of the Bank not otherwise provided by law or in these bylaws, subject at all times to the direction of the Board of Directors. In case of the death or disability of the President, the Executive Committee may designate a Vice President or the Treasurer to perform his or her duties, and in case of the death, disability or termination of employment of any other officer, the Executive Committee may designate a person to act temporarily in such other officer's stead. In each case until the next meeting of the Board of Directors, and in case of the creation of a new office, the Executive Committee may fill such office until the next meeting of the Board of Directors.

      5.3 RECORD OF PROCEEDINGS. The Executive Committee shall keep minutes of its acts and proceedings which shall be submitted to the next succeeding meeting of the Board of Directors for approval; but failure to submit or to receive approval of such minutes shall not invalidate any action taken upon an authorization contained in them.

      5.4 PLACE OF MEETINGS. Meetings of the Executive Committee, regular or special, may be held either within or without the United States.

      5.5 REGULAR MEETINGS. Regular meetings of the Executive Committee, of which no notice shall be necessary, shall be held on such days and at such places as shall be established by resolution adopted by the majority of the Executive Committee.


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      5.6 SPECIAL MEETINGS. Special meetings of the Executive Committee shall be called at the request of any member of the Executive Committee and shall be held upon notice by mail, facsimile or comparable facility, posted or delivered for transmission not later than during the third day immediately preceding the day for the meeting, or by telephone not later than the day immediately preceding the day for the meeting. Notice of any special meeting of the Executive
Committee may be waived in writing, signed by the member or members entitled to the notice, whether before or after the time of the meeting. Attendance of any member of the Executive Committee at a special meeting shall constitute a waiver of notice of the meeting.

      5.7 QUORUM. Three of the Executive Committee's elected members shall constitute a quorum for the transaction of business.

      5.8 COMPENSATION. The Board of Directors may authorize payment to the members of the Executive Committee of a reasonable fee as compensation for service as a member of the Executive Committee.

                                  ARTICLE VI

                                   OFFICERS

      6.1 ENUMERATION. The officers of the Bank shall consist of a President, one or more Vice Presidents, a Treasurer, a Clerk and such other officers as the Board of Directors may determine to be necessary for the management of the Bank.

      6.2 ELECTION. The President and Treasurer shall be elected annually by the Board of Directors and the Clerk shall be elected by the stockholders at their annual meeting or at a special meeting of stockholders duly called for such purpose. Other officers may be elected by the Board of Directors at any meeting of the Board of Directors.

      6.3 QUALIFICATION. Any two or more offices may be held by any person. The President shall be a Director.

      6.4 TENURE. Except as otherwise provided by law, by the Charter, or by these Bylaws, the President and Treasurer shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until their respective successors are elected and qualified; the Clerk shall hold office until the next annual meeting of stockholders and until a successor is elected and qualified; and all other officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders, or for such shorter term as the Board of Directors may fix at the time such officers are elected. The President may resign at any time by written notice to the Board of Directors or the Clerk. Any other officer may resign at any time by written notice to the President. Such resignation shall be effective upon receipt unless the resignation otherwise provides. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may, however, authorize the Bank to enter into an employment contract with any officer in accordance with law, but no such contract right shall

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impair the right of the Board of Directors to remove any officer at any time in accordance with Section 6.5 hereof.

      6.5 REMOVAL. Except as otherwise provided by law, the Charter or these Bylaws, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the Whole Board; provided, however, that if at the time of such removal there is an Interested Stockholder, the affirmative vote of a majority of the Disinterested Directors then in office shall also be required. Any such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the persons involved.

      6.6 ABSENCE OR DISABILITY. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

      6.7 VACANCIES. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

      6.8 CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors. If a Chairman of the Board is not elected or is absent, the President shall preside at all meetings of the Board of Directors. The Chairman of the Board shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate. If the Chairman of the Board is not the President, he or she shall also have such powers and perform such duties as the President may from time to time designate.

      6.9 THE PRESIDENT. The President shall be the Chief Executive Officer, unless the Board of Trustees, by special vote, transfers the duties of Chief Executive Officer upon the Treasurer or an Executive Vice President. The President shall, subject to the direction of the Board of Directors, have general supervision and control of the Bank's business and shall preside, when present, at all meetings of the stockholders and, in the absence of the Chairman of the Board, at all meetings of the Board of Directors.

      6.10 VICE PRESIDENTS, TREASURER AND OTHER OFFICERS. Any Vice President, the Treasurer and any other officers whose powers and duties are not otherwise specifically provided for herein shall have such powers and shall perform such duties as the Chief Executive Officer may from time to time designate.

      6.11 CLERK AND ASSISTANT CLERKS. The Clerk shall keep a record of the meetings of stockholders. If a Secretary is not elected or is absent, the Clerk shall keep a record of the meetings of the Board of Directors. In the absence of the Clerk, an Assistant Clerk, if one is elected, shall perform the Clerk's duties. Otherwise a Temporary Clerk designated by the person presiding at the meeting shall perform the Clerk's duties.

                                  ARTICLE VII

                       STOCK CERTIFICATES AND TRANSFERS

      7.1 CERTIFICATES OF STOCK. Unless otherwise provided by the Board of Directors, each stockholder shall be entitled to a certificate of the capital stock of the Bank in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent or by a registrar, other than a Director, officer or employee of the Bank. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Bank with the same effect as if he or she were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Bank is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

      7.2 TRANSFERS. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred on the books of the Bank by the surrender to the Bank or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Bank or its transfer agent may reasonably require.

      7.3 RECORD HOLDERS. Except as otherwise required by law, by the Charter or by these Bylaws, the Bank shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Bank in accordance with the requirements of these Bylaws.

            It shall be the duty of each stockholder to notify the Bank of his or her address and any changes thereto.

      7.4 RECORD DATE. The Board of Directors may fix in advance a time of not more than sixty days before the date of any meeting of the stockholders, the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case, only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Bank after the record date.

            If no record date is fixed and the transfer books are not closed,
(a) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, and (b) the record date for determining stockholders for any other purpose shall be the close of business on the date on which the Board of Directors acts with respect thereto.

      7.5 REPLACEMENT OF CERTIFICATES. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

      7.6 ISSUANCE OF CAPITAL STOCK. Except as provided by law, the Board of Directors shall have the authority, with the approval of the Commissioner of Banks of the Commonwealth of Massachusetts to the extent required by law, to issue or reserve for issue from time to time the whole or any part of the capital stock of the Bank which may be authorized from time to time, to such persons or organizations, for such consideration, whether cash, property, services or expenses and on such terms as the Board of Directors may determine, including, without limitation, the granting of options, warrants or conversion or other rights to subscribe to said capital stock.

      7.7 DIVIDENDS. Subject to applicable law, the Charter and these Bylaws, the Board of Directors may from time to time declare, and the Bank may pay, dividends on outstanding shares of its capital stock.

                                 ARTICLE VIII

                                   DEPOSITS

      Deposits of any type permitted by law may be received by the Bank on such terms and subject to such limitations as are from time to time provided by law and the rules, regulations and Bylaws of the Bank, but any deposit may be refused by the Bank for any reason. The foregoing notwithstanding, no deposit may be refused by the Bank on a basis prohibited by state or federal law.

                                  ARTICLE IX

                                  WITHDRAWALS

      Deposits may be withdrawn by the depositor or by any person legally authorized to act on the depositor's behalf. Withdrawals may be made by written order or by any other method permitted by the Bank, subject to such requirements as may be established from time to time by the Bank or by law. Withdrawals requesting payment to the depositor or to one or more persons may be honored by the Bank. Any payment made by the Bank to the depositor in person or pursuant to any such withdrawal shall discharge the liability of the Bank to all persons to the extent of such payment. No alleged agreement with a depositor or with any other person inconsistent with law, these Bylaws or with any of the rules or regulations of the Bank shall be valid or binding upon the Bank.

                                   ARTICLE X

                                   INTEREST

      The Bank may pay interest on deposits in accordance with law. The Bank may elect not to include fractional parts of a dollar in principal in computing interest. With respect to deposit accounts on which interest is payable, the Bank may elect not to pay interest on accounts that have a balance of less than ten dollars, or such other minimum amount as may be fixed or permitted by law, unless otherwise provided by law.

                                  ARTICLE XI

                                INDEMNIFICATION

      11.1  INDEMNIFICATION AND INSURANCE.

            A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, derivative, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer, employee or agent of the Bank, or is or was serving with the approval of the Bank as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, partner, trustee, employee or agent or in any other capacity while serving as a director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the Bank against all expense, liability and loss (including, without limitation, attorneys' fees and disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding, provided that such indemnitee shall have acted in good faith in the reasonable belief that such action was in, or not opposed to, the best interests of the Bank or such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as the case may be; provided, however, that except as provided in paragraph (C) of this Section 11.1 with respect to proceedings seeking to enforce rights to indemnification, the Bank shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

            B. The right to indemnification conferred in paragraph (A) of this
Section 11.1 shall include the right to be paid by the Bank the expenses (including attorneys' fees and disbursements) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, to the extent required by applicable law, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Bank of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this paragraph (B) or otherwise.

            C. If a claim under paragraphs (A) or (B) of this Section 11.1 is not paid in full by the Bank within thirty days after a written claim has been received by the Bank, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Bank to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right of an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Bank to recover an advancement of expenses pursuant to the terms of an undertaking, the Bank shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth under applicable law. Neither the failure of the Bank (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth under applicable law, nor an actual determination by the Bank (including its Board of Directors, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Bank to recover an advancement of expenses pursuant to the terms of an undertaking, the burden or proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under these Bylaws or otherwise shall be on the Bank.

            D. The right to indemnification and the advancement of expenses conferred in this Section 11.1 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Charter, provision of these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

            E. The Bank may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Bank or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Bank would have the power to indemnify such person against such expense, liability or loss under applicable law.

            F. The Bank may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to the advancement of expenses, to any employee or agent of the Bank to the fullest extent of the provisions of these Bylaws with respect to the indemnification and advancement of expenses of directors and officers of the Bank.

            G. The rights to indemnification and to the advancement of expenses conferred in paragraphs (A) and (B) of these Bylaws shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

            H. The rights to indemnification and to the advancement of expenses conferred in paragraphs (A) and (B) of these Bylaws shall apply to actions taken by any person who took such actions in his or her capacity as a legal representative, director, officer, employee or agent of Westborough Savings Bank or other predecessor institution of the Bank, or who was serving with the approval of Westborough Savings Bank or other predecessor institution of the Bank as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan.

                                  ARTICLE XII

                                  AMENDMENTS

      12.1 AMENDMENTS. These Bylaws may be amended, added to, rescinded or repealed by the vote of two-thirds of the Board of Directors at any meeting of the Board of Directors or by the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of the Board of Directors, in a notice given no less than five days prior to the meeting; provided, however, that, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law, the Charter or these Bylaws, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of these Bylaws.

                                 ARTICLE XIII

                            SPECIAL CORPORATE ACTS

      13.1 EXECUTION OF NEGOTIABLE INSTRUMENTS. All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money shall be signed by such officer or officers of the Bank as the Board of Directors shall determine from time to time. The Board of Directors may authorize the use of facsimile signatures of any officer or employee in lieu of manual signatures.

      13.2 EXECUTION OF DEEDS, CONTRACTS, ETC. Subject always to the specific directions of the Board of Directors or the Executive Committee, all deeds, mortgages, assignments, extensions, releases, partial releases, and discharges of mortgages made by the Bank and all other written contracts, agreements and undertakings to which the Bank shall be a party shall be executed in its name by the Chairman of the Board of Directors, the Chief Executive Officer, any Executive Vice President, any Senior Vice President, any Vice President, or such other officer as may be designated by the Chairman of the Board of Directors or the Chief Executive Officer, and, when requested, the Clerk or an Assistant Clerk shall attest to such signatures and affix the corporate seal to the instruments.

      13.3 ENDORSEMENT OF STOCK CERTIFICATES. Subject always to the specific directions of the Board of Directors or the Executive Committee, any share or shares of stock issued by any corporation and owned by the Bank (including reacquired shares of stock of the Bank) may, for sale or transfer, be endorsed in the name of the Bank by the Chairman of the Board of Directors, the Chief Executive Officer or such other officer as may be designated by the Chairman of the Board of Directors or the Chief Executive Officer, and his or her signature shall be attested to by the Clerk or an Assistant Clerk who shall affix the corporate seal.

      13.4 VOTING OF SHARES OWNED BY BANK. Subject always to the specific directions of the Board of Directors or the Executive Committee, any share or shares of stock issued by any other corporation and owned or controlled by the Bank may be voted at any stockholders' meeting of the other corporation by the Chief Executive Officer of the Bank, or in the absence by such other officer as may be designated by the Chief Executive Officer. Whenever, in the judgment of the Chief Executive Officer, or in his or her absence, of any such other officer as may be designated by the Chief Executive Officer, it is desirable for the Bank to execute a proxy or give a stockholders' consent in respect to any share or shares of stock issued by any other corporation and owned or controlled by the Bank, the proxy or consent shall be executed in the name of the Bank by the Chief Executive Officer without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Bank shall have full right, power and authority to vote the share or shares of stock issued by the other corporation.

      13.5 FORECLOSURE OF MORTGAGE. Subject always to the specific directions of the Board of Directors or the Executive Committee, in the event of a breach of condition of any mortgage held by the Bank, the Chief Executive Officer, the Chairman of the Board, the President, any Vice Presidents, the Treasurer or any Assistant Treasurer are authorized and empowered severally in the name and on behalf of the Bank, wherever authorized by the Board of Directors or the Executive Committee, by general or specific vote, to make entry for the purpose of taking possession of the mortgaged property or of foreclosure of such mortgage and to perform any and all acts necessary or proper to consummate such foreclosure and effect the due execution of any power of sale contained in such mortgage, including the execution, acknowledgment and delivery of all deeds and instruments of conveyance to the purchaser and the execution of all affidavits and certificates required by law or deemed necessary by any of such officers.

                                  ARTICLE XIV

                           MISCELLANEOUS PROVISIONS

      14.1 FISCAL YEAR. Except as otherwise determined by the Board of Directors, the fiscal year of the bank shall be the twelve months ending September 30 or on such other date as may be required by law.

      14.2 SEAL. The Board of Directors shall have power to adopt and alter the seal of the Bank.

      14.3 CHARTER. All references in these Bylaws to the Charter shall be deemed to refer to the Charter of the Bank, as amended and in effect from time to time.

      14.4 EFFECTIVE DATE. These Bylaws shall become effective on the date of the formation of the Bank as a Massachusetts-chartered stock savings bank.


                                      -18-